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                                                EXHIBIT 8.1





                                                              July 19, 1996



NationsBank, N.A.
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina 28255

NationsBank, N.A. (South)
600 Peachtree Street, N.E.
Atlanta, GA 30308

NationsBank of Texas, N.A.
901 Main Street
Dallas, Texas 75202

        Re:     NationsBank, N.A., NationsBank, N.A. (South),
                and NationsBank of Texas, N.A.
                Registration Statement on Form S-3 No. 333-3557
                -----------------------------------------------

Ladies and Gentlemen:

        We have acted as special counsel to NationsBank, N.A., NationsBank, N.A. (South), and NationsBank of Texas, N.A. (together, the "Sellers"), in connection with Registration Statement on Form S-3 No. 333-3557, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by various trusts (each, a "Trust") to be formed pursuant to either an Amended and Restated Trust Agreement (the "Trust Agreement") to be entered into by the Sellers and the Owner Trustee (the "Owner Trustee") designated therein or a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into by the Sellers, NationsBank, N.A. (the "Servicer") and the Trustee designated therein (the "Trustee") of Asset Backed Securities consisting of either Notes and/or Certificates. Any Asset Backed Securities consisting of Notes are to be issued pursuant to an Indenture (the

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NationsBank, N.A.
NationsBank, N.A. (South)
NationsBank of Texas, N.A.
July 19, 1996
Page 2

"Indenture") to be entered into by the Trust and the Indenture Trustee designated therein (the "Indenture Trustee") and any Asset Backed Securities consisting of Certificates are to be issued pursuant to either the Trust Agreement or the Pooling and Servicing Agreement. Capitalized terms used herein have the meaning assigned to them in the Registration Statement.

        In this connection, we have examined and relied upon the Registration Statement filed with the Securities and Exchange Commission (the "SEC") on May 13, 1996 as amended by Amendment No. 1 thereto, Amendment No. 2 thereto, Amendment No. 3 thereto and Amendment No. 4 thereto, the form of prospectus included therein (the "Prospectus"); (ii) the forms of Owner Trust Prospectus Supplement and Grantor Trust Prospectus Supplement (the "Prospectus Supplements") and a prospectus supplement relating to Notes and Certificates to be issued by NationsBank Auto Owner Trust 1996-A (the "1996-A Prospectus Supplement"); (iii) the form of Indenture; (iv) the form of Trust Agreement;
(v) the form of Sale and Servicing Agreement; (vi) the form of Administrative Agreement; (vii) the form of Pooling and Servicing Agreement; and (viii) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Sellers, the Servicer, the Underwriters.

        In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial
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NationsBank, N.A.
NationsBank, N.A. (South)
NationsBank, of Texas, N.A.
July 19, 1996
Page 3

decisions, regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations, interpretations, and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service.

        We express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

        Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus and the Prospectus Supplements and the 1996-A Prospectus Supplement under the heading "Summary--Tax Status" to the extent they relate to federal income tax matters and under the heading "Federal Income Tax Consequences," subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of Notes and/or Certificates, under existing law and the assumptions stated therein.

        We also note that the Prospectus and the Basic Documents do not relate to a specific transaction. Accordingly, the above-referenced description of federal income tax consequences (other than with respect to the 1996-A Prospectus Supplement) may require modification in the context of an actual transaction.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom under the caption "Legal Matters" in the Prospectus and the forms of prospectus supplements included in the Registration Statement (including the 1996-A Prospectus Supplement).

                                       Very truly yours,

                                       /s/ Skadden, Arps, Slate,
                                            Meagher & Flom